UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	May 8, 2015

Cameron International Corporation
______________________________________________
(Exact Name of Registrant as Specified in its Charter)

Delaware ___________________ (State or other jurisdiction of incorporation)	1-13884 _________________ (Commission File Number)	76-0451843 ___________________ (I.R.S. Employer Identification No.)

1333 West Loop South, Suite 1700, Houston, Texas ________________________________________	77027 _______________
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(713) 513-3300

Not Applicable
_______________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2015, the Board of Directors elected, effective October 5, 2015, R. Scott Rowe as Chief Executive Officer.  Mr. Rowe is Cameron's President and Chief Operating Officer.  Cameron's current Chairman and Chief Executive Officer, Jack B. Moore, will remain the Company's Chairman.  Mr. Moore was named President and Chief Executive Officer of the Company in April 2008, became Chairman, President and Chief Executive Officer in May 2011 and has been the Chairman and Chief Executive Officer since October 1, 2014, when Mr. Rowe was elected as President and Chief Operating Officer.  Mr. Rowe joined Cameron in 2002 as Corporate Development Manager and has served as President and Chief Operating Officer since October 1, 2014.  He was first elected as a Vice President of Cameron in 2012.  From March 1, 2014 to September 30, 2014, Mr. Rowe served as Chief Executive Officer and from June 2013 to March 2014 was President for OneSubsea, Cameron's joint venture with Schlumberger Limited.  Mr. Rowe has held other significant positions in both Drilling and Production Systems and Valves and Measurement divisions, including President of the Subsea Systems division from 2012 to 2013, President of the Engineered and Process Valves division from 2010 to 2012, President, Process Valves and Aftermarket from 2008 to 2010, and Vice President and General Manager of the Distributed Valves division from 2007 to 2008.  Mr. Rowe received a salary increase to $700,000, a 15.3% increase, effective June 1, 2015.
Gary M. Halverson, Senior Vice President and President of Drilling and Production Systems, notified the Company that he intends to retire, effective May 31, 2016.  Effective May 31, 2015, Mr. Halverson will cease to serve as President of Drilling and Production Systems (DPS), the position of President of DPS will be eliminated, and each of these business units will report directly to the Company's President and Chief Operating Officer.  Mr. Halverson will continue to serve as a Senior Vice President of the Company reporting to the Chief Operating Officer.  Mr. Halverson's indemnification agreement with the Company will continue in effect in accordance with its terms.

The Cameron Board approved an increase in the annual retainer for the chair of the Nominating and Governance Committee to $15,000, effective May 8, 2015.

Item 5.07	Submission of Matters to a Vote of Security Holders

Cameron held its Annual Meeting of Stockholders on May 8, 2015.  Set forth below are the results of the voting with respect to each matter acted upon at the Annual Meeting of Stockholders.

Proposal 1 Election of Directors

The stockholders elected each of the following nominees to serve as a director to hold office until the 2016 Annual Meeting of Stockholders or until a successor is duly elected and qualified.

Nominees	For	Against	Abstain	Broker Non-Votes
H. Paulett Eberhart	151,712,846	1,174,496	311,257	12,318,528
Peter J. Flour	151,216,455	1,650,704	331,440	12,318,528
Douglas L. Foshee	151,101,371	1,767,602	329,626	12,318,528
Rodolfo Landim	151,915,006	943,471	340,122	12,318,528
Jack B. Moore	148,446,783	3,993,931	757,885	12,318,528
Michael E. Patrick	150,215,292	2,648,595	334,712	12,318,528
Timothy J. Probert	151,804,400	1,056,242	337,957	12,318,528
Jon Erik Reinhardsen	151,072,864	1,732,488	393,247	12,318,528
R. Scott Rowe	151,533,609	1,347,930	317,060	12,318,528
Brent J. Smolik	151,905,427	952,050	341,122	12,318,528
Bruce W. Wilkinson	148,336,466	3,458,382	1,403,751	12,318,528

Proposal 2 Ratification of the Appointment of Independent Registered Public Accountants for 2015

The stockholders ratified the appointment of Ernst & Young LLP as our independent registered public accountants for the year ending December 31, 2015.

For	Against	Abstain
163,006,134	2,271,007	239,986

Proposal 3 Advisory Vote on Cameron's 2014 Executive Compensation

The stockholders approved, on an advisory basis, the 2014 compensation of Cameron's named executive officers as follows:

For	Against	Abstain	Broker Non-Votes
147,774,409	4,443,000	981,190	12,318,528

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release of Cameron International Corporation dated May 11, 2015 – Cameron Announces Leadership Succession Plan Effective Q4 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMERON INTERNATIONAL CORPORATION
By:	/s/ Grace B. Holmes
Grace B. Holmes
Vice President, Corporate Secretary and Chief Governance Officer

Date:            May 11, 2015

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release of Cameron International Corporation dated May 11, 2015 – Cameron Announces Leadership Succession Plan Effective Q4 2015